 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 21, 2018, in the Registration Statement (Form S-1 No. 333-) and related Prospectus of DelMar Pharmaceuticals, Inc. for the registration of subscription rights and securities underlying the subscription rights.

Vancouver, Canada,	/s/ Ernst & Young LLP
April 18, 2019	Chartered Professional Accountants